UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2016

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 19, 2016, Hess Corporation (the “Company”) announced that it has commenced tender offers to purchase for cash (i) any and all of its 8.125% Notes due 2019 (the “Any and All Notes”) and (ii) up to a total purchase price (excluding accrued and unpaid interest) of the Aggregate Maximum Repurchase Amount of its 7.875% Notes due 2029, 7.300% Notes due 2031 and 7.125% Notes due 2033. The Aggregate Maximum Repurchase Amount is equal to the lesser of (a) $375 million and (b) $1.075 billion less the aggregate total consideration for the Any and All Notes validly tendered and accepted for purchase in the tender offer for the Any and All Notes. The tender offers are being made exclusively pursuant to an offer to purchase dated September 19, 2016, and, with respect to the Any and All Notes, related notice of guaranteed delivery, which set forth the terms and conditions of the tender offers.

A copy of the press release announcing the tender offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of Hess Corporation’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

99(1)	Press release dated September 19, 2016 announcing the tender offers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016

HESS CORPORATION

By:	/s/ Timothy B. Goodell

Name: Timothy B. Goodell Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99(1)	Press release dated September 19, 2016 announcing the tender offers.